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                                   Exhibit 21

                         Subsidiaries of The Registrant
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                                                                    Exhibit (21)

(21)    SUBSIDIARIES OF THE REGISTRANT

                                                              STATE OF
NAME                                                       INCORPORATION


The Annapolis Banking and Trust Company                     Maryland
Baltimore Trust Company                                     Delaware
Bank of Southern Maryland                                   Maryland
Calvert Bank and Trust Company                              Maryland
The Chestertown Bank of Maryland                            Maryland
The Citizens National Bank                                  United States
County Banking & Trust Company                              Maryland
Farmers & Merchants Bank - Eastern Shore                    Virginia
The Fidelity Bank                                           Maryland
The First National Bank of St. Mary's                       United States
The Forest Hill State Bank                                  Maryland
Fredericktown Bank & Trust Company                          Maryland
Marshall National Bank and Trust Company                    United States
MBC Agency, Inc.                                            Maryland
  Mercantile Life Insurance Company                         Arizona
MBC Realty, LLC                                             Maryland
Mercantile-Safe Deposit and Trust Company                   Maryland
  Mercantile Mortgage Corporation                           Maryland
  Hopkins Plaza Agency, Inc.                                Maryland
  MBC Leasing Corp.                                         Maryland
The National Bank of Fredericksburg                         United States
Peninsula Bank                                              Maryland
The Peoples Bank of Maryland                                Maryland
Potomac Valley Bank                                         Maryland
The Sparks State Bank                                       Maryland
St. Michaels Bank                                           Maryland
Westminster Bank and Trust Company of
  Carroll County                                            Maryland

Each of the foregoing subsidiaries conducts business under its corporate name.